Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FIRST QUARTER RESULTS

-    Same Store Net Operating Income Increases 3.4%  -

-    Completes 717,000 Square Feet of Retail Leasing  -

-    Closes on $650 Million Unsecured Credit Facility  -

-    Completes $293 Million Public Offering  -

Oak Brook, IL – May 7, 2012 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter ended March 31, 2012.

Financial Results

Retail Properties of America reported Operating Funds From Operations (Operating FFO) of $49.1 million, or $0.25 per share. Funds From Operations (FFO) was $48.4 million or $0.25 per share and net loss was $(16.3) million, or $(0.08) per share.

Operating Results

For the quarter ended March 31, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

•                  3.4% increase in total same store net operating income (NOI) over the comparable period in 2011;

•                  Retail portfolio percent leased, including leases signed but not commenced: 90.6% at March 31, 2012, up 20 basis points from 90.4% at December 31, 2011 and up 210 basis points from 88.5% at March 31, 2011;

•                  Total portfolio percent leased, including leases signed but not commenced: 91.4% at March 31, 2012, up 20 basis points from 91.2% at December 31, 2011 and up 130 basis points from 90.1% at March 31, 2011; and,

•                  717,000 square feet of retail leasing transactions, which is comprised of 138 new and renewal leases

Mr. Steven P. Grimes, president and CEO, stated, “Our Company posted a solid quarter as evidenced by our year-over-year gains in occupancy and leasing, and our improvement in same store NOI. We are encouraged by the continued strength in leasing velocity as we move through 2012. With our broad, geographically diverse retail portfolio, we believe we are well positioned to navigate the economic challenges as well as capture upside in the recovery. Furthermore, our efforts to divest non-core and non-strategic assets and recycle that capital primarily through debt reduction or into selective acquisitions should result in the creation of long-term shareholder value over time.”

Capital Markets and Balance Sheet Activity

Unsecured Credit Facility

During the quarter, Retail Properties of America closed on a new $650 million unsecured credit facility, comprised of a $350 million revolving line of credit and a $300 million term loan, which amended and restated its existing $585 million secured credit facility. The new facility bears interest at an annual rate of LIBOR plus 175 to 250 basis points, based on a leverage grid. The revolving portion of the facility will mature in February 2015 and the term loan portion of the facility will mature in February 2016. Both the revolver and the term loan include single one-year extension options. In addition, the Company has the ability, in certain circumstances, to upsize the facility through an accordion feature to $850 million.

Financings

During the quarter, Retail Properties of America closed on $146.8 million of new mortgage loan financings, secured by seven properties. The financing activity during the quarter was completed at a weighted average interest rate of 4.73% and a weighted average term of 10.3 years. The Company also made repayments on mortgages payable of $219.6 million, excluding amortization, and received forgiveness of debt of $3.9 million. The mortgages repaid during the quarter had a weighted average interest rate of 5.08%.

Public Equity Offering

Subsequent to quarter end, on April 11, 2012, Retail Properties of America closed on a public offering of 36.57 million shares of common stock (including the overallotment option), raising $292.6 million in gross proceeds. This transaction also resulted in the listing of the Company’s Class A common stock on the NYSE under the symbol “RPAI”. The Company utilized $250 million of the net proceeds to repurchase its partner’s interest in a consolidated joint venture for $55 million, and to repay $195 million outstanding under its senior unsecured revolving line of credit. The Company anticipates drawing $95 million on its line of credit to repay a mortgage loan on a pool of six cross-collateralized properties during the second quarter of 2012.

Balance Sheet

As of March 31, 2012, the Company had $3.4 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.81% and a weighted average maturity of 5.5 years.

Investment Activity

As part of Retail Properties of America’s capital recycling effort to reduce leverage and create a more strategically focused portfolio, the Company disposed of a 13,800 square foot single-tenant retail property in Jacksonville, Florida for $5.8 million, resulting in a gain of approximately $0.9 million. This disposition was consistent with the Company’s strategy of continuing to dispose of non-retail and free-standing single-tenant retail properties.

During the quarter, the Company’s joint venture with RioCan Real Estate Investment Trust acquired a 134,900 square foot multi-tenant retail property in Southlake, Texas from the Company’s MS Inland joint venture for $35.4 million. The Company maintained its 20% interest in the asset through this transaction.

Subsequent to quarter end, on April 10, 2012, the Company transferred one office property that was subject to a matured mortgage to the lender as a deed in lieu of foreclosure and received debt forgiveness of $23.6 million, resulting in a gain of $6.8 million. The Company has one remaining mortgage payable past maturity and continues to pursue an appropriate resolution.

Dividend

On March 13, 2012, the Board of Directors of Retail Properties of America declared the first quarter distribution of $0.17 per share, payable on April 10, 2012 to stockholders of record at the close of business on March 31, 2012.

Guidance

Retail Properties of America issued guidance for 2012 Operating FFO per share of $0.80 to $0.86 and provided 2012 net loss per share guidance of $(0.23) to $(0.17).

Webcast and Supplemental Information

Retail Properties of America’s management team will hold a webcast, on Tuesday, May 8, 2012 at 9:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

About RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States.

Safe Harbor Language

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to pay dividends. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 272 operating properties acquired or place in service prior to January 1, 2011. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Contact Information
Angela Aman, Chief Financial Officer	Nikki Saks
Retail Properties of America, Inc.	ICR, LLC
630-586-6533	203-682-8289

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	March 31,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,332,833	$1,334,363
Building and other improvements	5,054,181	5,057,252
Developments in progress	50,200	49,940
	6,437,214	6,441,555
Less accumulated depreciation	(1,227,076)	(1,180,767)
Net investment properties	5,210,138	5,260,788

Cash and cash equivalents	126,115	136,009
Investment in marketable securities, net	35,371	30,385
Investment in unconsolidated joint ventures	59,703	81,168
Accounts and notes receivable (net of allowances of $7,819 and $8,231, respectively)	86,643	94,922
Acquired lease intangibles, net	163,571	174,404
Other assets, net	159,065	164,218
Total assets	$5,840,606	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium of $10,468 and $10,858, respectively and unamortized discount of $(1,875) and $(2,003), respectively)	$2,839,144	$2,926,218
Credit facility	600,000	555,000
Accounts payable and accrued expenses	59,215	83,012
Distributions payable	32,169	31,448
Acquired below market lease intangibles, net	79,831	81,321
Other financings	-	8,477
Co-venture obligation	55,000	52,431
Other liabilities	70,341	66,944
Total liabilities	3,735,700	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 48,557 and 48,382 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	48	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 48,557 and 48,382 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,558 and 48,382 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,558 and 48,383 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,439,699	4,427,977
Accumulated distributions in excess of earnings	(2,361,334)	(2,312,877)
Accumulated other comprehensive income	24,853	19,730
Total shareholders’ equity	2,103,412	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,104,906	2,136,518
Total liabilities and equity	$5,840,606	$5,941,894

(a)

On March 20, 2012, we effectuated a ten to one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental income	$122,170	$121,570
Tenant recovery income	28,461	27,937
Other property income	2,763	2,816
Total revenues	153,394	152,323

Expenses:
Property operating expenses	25,128	28,444
Real estate taxes	19,979	18,868
Depreciation and amortization	58,607	59,127
Provision for impairment of investment properties	-	30,373
Loss on lease terminations	3,724	3,338
General and administrative expenses	4,921	6,327
Total expenses	112,359	146,477

Operating income	41,035	5,846

Dividend income	865	676
Interest income	21	180
Gain on extinguishment of debt	3,879	10,723
Equity in loss of unconsolidated joint ventures, net	(2,318)	(2,178)
Interest expense	(55,005)	(61,313)
Co-venture obligation expense	(2,903)	(1,792)
Other (expense) income, net	(3,546)	583
Loss from continuing operations	(17,972)	(47,275)

Discontinued operations:
Operating income, net	90	1,139
Gain on sales of investment properties	915	3,459
Income from discontinued operations	1,005	4,598
Gain on sales of investment properties	679	2,660
Net loss	(16,288)	(40,017)
Net income attributable to noncontrolling interests	-	(8)
Net loss attributable to Company shareholders	$(16,288)	$(40,025)

(Loss) earnings per common share-basic and diluted (a):
Continuing operations	$(0.09)	$(0.23)
Discontinued operations	0.01	0.02
Net loss per common share attributable to Company shareholders	$(0.08)	$(0.21)

Weighted average number of common shares outstanding - basic and diluted (a)	194,119	191,488

(a)         All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

Retail Properties of America, Inc.

Funds From Operations (FFO) and Operating FFO

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Net loss attributable to Company shareholders	$(16,288)	$(40,025)
Add:
Depreciation and amortization (a)	65,225	65,447
Provision for impairment of investment properties (a) (b)	1,055	32,747
Less:
Gain on sales of investment properties (a)	(1,594)	(6,119)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures (a)	-	(584)
FFO	$48,398	$51,466

FFO per share	$0.25	$0.27

FFO	$48,398	$51,466
Add:
Excise tax accrual	4,594	-
Less:
Gain on extinguishment of debt	(3,879)	(10,723)
Operating FFO	$49,113	$40,743

Operating FFO per share	$0.25	$0.21

(a)	Includes amounts from discontinued operations.

(b)

Excludes $342, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the three months ended March 31, 2012 exceeded the carrying value of our investment in such joint venture.

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Loss to NOI

(amounts in thousands)

	Three Months Ended March 31,
	2012	2011
Revenues:
Same store investment properties (272 properties):
Rental income	$119,522	$117,049
Tenant recovery income	28,194	27,288
Other property income	2,739	2,758
Other investment properties:
Rental income	1,787	3,425
Tenant recovery income	267	649
Other property income	24	58
Expenses:
Same store investment properties (272 properties):
Property operating expenses	(24,050)	(25,631)
Real estate taxes	(19,667)	(18,243)
Other investment properties:
Property operating expenses	(162)	(1,032)
Real estate taxes	(312)	(625)

Net operating income:
Same store investment properties	106,738	103,221
Other investment properties	1,604	2,475
Total net operating income	108,342	105,696

Other income (expense):
Straight-line rental income, net	355	(83)
Amortization of acquired above and below market lease intangibles, net	546	369
Amortization of lease inducements	(40)	(15)
Straight-line ground rent expense	(916)	(956)
Depreciation and amortization	(58,607)	(59,127)
Provision for impairment of investment properties	-	(30,373)
Loss on lease terminations	(3,724)	(3,338)
General and administrative expenses	(4,921)	(6,327)
Dividend income	865	676
Interest income	21	180
Gain on extinguishment of debt	3,879	10,723
Equity in loss of unconsolidated joint ventures, net	(2,318)	(2,178)
Interest expense	(55,005)	(61,313)
Co-venture obligation expense	(2,903)	(1,792)
Other (expense) income, net	(3,546)	583
Total other expense	(126,314)	(152,971)

Loss from continuing operations	(17,972)	(47,275)

Discontinued operations:
Operating income, net	90	1,139
Gain on sales of investment properties	915	3,459
Income from discontinued operations	1,005	4,598
Gain on sales of investment properties	679	2,660
Net loss	(16,288)	(40,017)
Net income attributable to noncontrolling interests	-	(8)
Net loss attributable to Company shareholders	$(16,288)	$(40,025)

Retail Properties of America, Inc.

FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.23)	$(0.17)
Add:
Depreciation and amortization (a)	1.20	1.20
Provision for impairment of investment properties (a)	-	-
Less:
Gain on sales of investment properties (a)	(0.12)	(0.12)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures (a)	-	-
FFO	$0.85	$0.91

Add:
Excise tax accrual	0.02	0.02
Less:
Gain on extinguishment of debt	(0.02)	(0.02)
Other non-operating items	(0.05)	(0.05)
Operating FFO	$0.80	$0.86

(a)  Includes amounts from discontinued operations.